UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

MNP Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland

(Address of principal executive offices) (Zip Code)

+41 (44) 718 1030
(Registrant’s telephone number, including area code)

Manas Petroleum Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 20, 2014, we held our annual meeting of stockholders.

A total of 172,592,292 shares of our company’s common stock were entitled to vote at the meeting. Of that total, 87,615,540 shares were present at the meeting either in person or by proxy.

At the meeting, our stockholders:

1.	re-elected incumbent directors, Heinz J. Scholz, Michael J. Velletta, Dr. Richard Schenz, Dr. Werner Ladwein and Darcy W. Spady, as the directors of our company;

2.	ratified the appointment of BDO Visura International AG as our independent registered public accounting firm; and

3.	approved an amendment to our 2011 stock option plan to change the number of the shares of our common stock to be offered under the plan to up to 34,500,000 shares of our common stock.

The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Proposal 1. Election of Directors:

Proposal	For	Against	Abstain	Broker Non- Votes
Heinz J. Scholz	44,729,316	1,005,876	331,050	41,549,298
Michael J. Velletta	44,929,666	1,025,876	110,700	41,549,298
Dr. Richard Schenz	44,919,706	940,836	205,700	41,549,298
Dr. Werner Ladwein	44,649,120	930,836	486,286	41,549,298
Darcy W. Spady	44,878,470	921,381	266,391	41,549,298

Proposal 2. To ratify the appointment of BDO Visura International AG as our independent registered public accounting firm:

For	Against	Abstain	Broker Non Votes
84,288,394	2,970,538	356,608	0

Proposal 3 To approve the amendment to our 2011 stock option plan:

For	Against	Abstain	Broker Non Votes
43,021,703	2,648,024	396,515	41,549,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MNP PETROLEUM CORPORATION

By:

/s/ Peter-Mark Vogel
Peter-Mark Vogel
Chief Financial Officer, Treasurer and Secretary
Date: February 21, 2014